UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2018

TIDEWATER INC.

(Exact name of registrant as specified in its charter)

Delaware	1-6311	72-0487776
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6002 Rogerdale Road, Suite 600 Houston, Texas		77072
(Address of principal executive offices)		(Zip Code)

(713) 470-5300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c), (e) As previously disclosed in a Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 20, 2018 (the “Original Form 8-K”), Tidewater Inc. (“Tidewater” and, together with its subsidiaries, the “Company”) had a change in chief financial officer on November 15, 2018, shortly following the consummation of the previously-announced business combination between Tidewater and GulfMark Offshore, Inc. (“GulfMark” and such event, the “Business Combination”). Specifically, Quinn P. Fanning stepped down from his position as Chief Financial Officer of Tidewater and, at its first board meeting immediately following the Business Combination, the board of directors of Tidewater (the “Board”) appointed Quintin V. Kneen, who served as President and Chief Executive Officer of GulfMark immediately prior to the Business Combination, to succeed Mr. Fanning as Executive Vice President and Chief Financial Officer. The Original Form 8-K also disclosed that Mr. Fanning would continue to serve Tidewater for a period of time in order to ensure an orderly transition, including serving as an officer of certain Tidewater subsidiaries, and that the compensation committee of the Board (the “Committee”) had not yet made any determinations regarding compensation arrangements with Mr. Kneen.

This Current Report on Form 8-K is being filed for the purposes of (1) updating the disclosure provided in the Original Form 8-K regarding each of Messrs. Kneen and Fanning and (2) reporting a change in Tidewater’s chief accounting officer.

Employment Agreement with Mr. Kneen. As disclosed in the Original 8-K, because the Committee had not yet made any determinations regarding his compensation at the time of his appointment as an officer of Tidewater, Mr. Kneen continued to receive the same compensation and benefits, including base salary, that were due to him under his employment agreement with GulfMark, a copy of which was filed as Exhibit 10.1 to GulfMark’s Current Report on Form 8-K filed with the SEC on April 20, 2018 (the “Former Kneen Agreement”).

On December 28, 2018 (the “Effective Date”), Tidewater and Mr. Kneen entered into an employment agreement that amends and restates the Former Kneen Agreement and includes a waiver by Mr. Kneen of any rights to terminate employment with “good reason” and receive severance benefits under the terms and conditions of the Former Kneen Agreement (the “Amended Kneen Agreement”). The material terms of the Amended Kneen Agreement are summarized below.

Duration of Agreement. The Amended Kneen Agreement has a fixed term of three years from the Effective Date. At the end of the three-year term, the Amended Kneen Agreement will no longer be in effect and Mr. Kneen’s employment may continue at will.

Compensation and Benefits during Term. As of the Effective Date, Mr. Kneen’s initial base salary will be $350,000. On the Effective Date, as contemplated in the Amended Kneen Agreement, the Committee granted Mr. Kneen an initial long-term incentive award in the form of restricted stock units (“RSUs”) with a grant date target value of $1,060,000 (the “Kneen Grant”), which will vest in three equal installments on the first three anniversaries of the Effective Date. Beginning January 1, 2019, Mr. Kneen will participate in the Company’s short-term incentive program for officers

(the “STI Program”), with an annual target incentive opportunity of 95% of his base salary, and will be eligible to participate in any long-term incentive program in effect for executive officers. In addition, as of the Effective Date, Mr. Kneen will participate in all retirement and welfare benefit plans, programs, and arrangements that are generally available to senior executives of the Company, subject to eligibility requirements.

Effect of Termination. In the event of Mr. Kneen’s death or termination due to disability during the term, any unvested portion of the Kneen Grant will automatically vest in full. If, during the term, the Company terminates Mr. Kneen’s employment without “cause” or if he terminates his employment with “good reason” (each as defined in the Amended Kneen Agreement), then, subject to his execution and non-revocation of a general release of claims against the Company, Mr. Kneen will be entitled to receive a lump sum cash severance equal to 24 months’ of then-current base salary, a lump sum cash payment equal to the total premiums that Mr. Kneen would have been required to pay for 12 months’ of continuation coverage under the Company’s health plans, and will remain eligible to receive a pro rata bonus under the STI Program for the year of termination based on actual performance. In addition, any unvested portion of the Kneen Grant will automatically vest in full.

Restrictive Covenants. The Amended Kneen Agreement contains certain restrictive covenants that apply during and after his employment, including an agreement to not disclose confidential information and, for a one-year period following his termination of employment for any reason, non-competition and non-solicitation agreements.

Effect of Change of Control. Mr. Kneen is expected to enter into the Company’s standard change of control agreement for certain officers of the Company (the “Change of Control Agreement”). If, during the term of the Amended Kneen Agreement, a “change of control” (as defined in the Change of Control Agreement) occurs, then the Change of Control agreement will govern the terms of Mr. Kneen’s employment and the Amended Kneen Agreement will be of no further force and effect.

In addition, Mr. Kneen is expected to enter into the Company’s standard indemnification agreement with directors and certain officers of the Company (the “Indemnification Agreement”).

The foregoing description of each of the Amended Kneen Agreement, the Change of Control Agreement, and the Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the relevant agreement, a copy of each of which is attached to, and is incorporated by reference into, this Current Report on Form 8-K.

Separation Agreement with Mr. Fanning. On the Effective Date, Tidewater and Mr. Fanning entered into a separation agreement with Mr. Fanning (the “Separation Agreement”). Under the Separation Agreement, which was approved by the Committee, Mr. Fanning will continue to be employed by the Company through February 28, 2019 or such earlier date as determined by the Company (the actual date of his separation from service, “Separation Date”). Mr. Fanning will continue to receive his current base salary through February 28, 2019 and will be eligible to receive a bonus under the 2018 STI Program for the full 2018 calendar year, with his individual performance assessed at 100%. Following the Separation Date, in addition to any termination-related payments and benefits to which he is entitled under previously-disclosed compensation arrangements, the Company will pay Mr. Fanning a cash severance payment equal to 120 days of current base salary, to be paid within 30 days of his Separation Date. In addition, the Company will pay the full monthly premium for continued health insurance coverage for Mr. Fanning and his dependents until they are eligible for health insurance coverage under another employer’s plan, not to exceed a maximum of 18 months. The Company will also pay up to a maximum of $15,000 of Mr. Fanning’s legal fees incurred in connection with his review and negotiation of the Separation Agreement. Further, as provided in the incentive agreement that was entered into between Mr. Fanning and Tidewater on August 18, 2017 (the “RSU Agreement”), the vesting of all outstanding, unvested RSUs granted under the RSU Agreement will accelerate as of the Separation Date.

The Separation Agreement also provides for the waiver of certain claims and confirms the continued enforceability of certain restrictive covenants memorialized in the RSU Agreement, including an agreement not to disclose confidential information and a two-year agreement not to solicit any Company employees or service providers. The Separation Agreement provides for a conditional waiver of the RSU Agreement’s covenant not to compete, effective as of the Separation Date.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which is attached to, and is incorporated by reference into, this Current Report on Form 8-K.

Principal Accounting Officer Transition. On December 28, 2018, Tidewater appointed Samuel R. Rubio to succeed Craig J. Demarest as its principal accounting officer. Mr. Demarest, who had served as Vice President, Principal Accounting Officer, and Controller of Tidewater, continues to serve the Company as Vice President. Mr. Demarest, who has worked for Tidewater for more than 14 years, declined Tidewater’s offer to relocate from New Orleans, Louisiana to the principal executive offices in Houston, Texas.

Mr. Rubio, age 59, was appointed to serve as Vice President, Chief Accounting Officer, and Controller of Tidewater as of the Effective Date. Mr. Rubio served as Executive Vice President and Chief Financial Officer of GulfMark from February 2018 until the consummation of the Business Combination. Mr. Rubio first joined GulfMark in 2005. He was named Vice President – Controller and Chief Accounting Officer of GulfMark in 2008 and was promoted to Senior Vice President in the same function in 2012, serving in this capacity until his February 2018 appointment as Executive Vice President and Chief Financial Officer. Mr. Rubio holds a Bachelor of Business Administration degree from Sul Ross State University and is a Certified Public Accountant. He is a member of both the American Institute of Certified Public Accountants and the Texas Society of Certified Public Accountants. Mr. Rubio has over 35 years of experience in accounting at both operating division and corporate levels as well as the management of accounting organizations.

Following the Business Combination, Mr. Rubio continued to receive the same compensation and benefits from the Company, including base salary, that were due to him under his employment agreement with GulfMark, a copy of which was filed as Exhibit 10.2 to GulfMark’s Current Report on Form 8-K filed with the SEC on April 20, 2018 (the “Former Rubio Agreement”). On the Effective Date, Tidewater and Mr. Rubio entered into an employment that amends and restates the Former Rubio Agreement and includes a waiver by Mr. Rubio of any rights to terminate employment with “good reason” and receive severance benefits under the terms and conditions of the Former Rubio Agreement (the “Amended Rubio Agreement”). The material terms of the Amended Rubio Agreement are summarized below.

Duration of Agreement. The Amended Rubio Agreement has a fixed term of three years from the Effective Date. At the end of the three-year term, the Amended Rubio Agreement will no longer be in effect and Mr. Rubio’s employment may continue at will.

Compensation and Benefits during Term. As of the Effective Date, Mr. Rubio’s initial base salary will be $230,000 and, beginning in fiscal 2019, he will participate in the STI Program with an annual target incentive opportunity of 70% of his base salary. The Committee also granted Mr. Rubio two long-term incentive awards: the first consisting of 10,000 of time-based RSUs (the “First Rubio Grant”) and the second with a grant date target value of $360,950 (the “Second Rubio Grant” and, together with the First Rubio Grant, the “Rubio Grants”), each of which will vest in three equal installments on the first three anniversaries of the Effective Date. In addition, as of the Effective Date, Mr. Rubio will participate in all retirement and welfare benefit plans, programs, and arrangements that are generally available to Company officers, subject to eligibility requirements.

Effect of Termination. In the event of Mr. Rubio’s death or termination due to disability during the term of the Amended Rubio Agreement, any unvested portion of the Rubio Grants will automatically vest in full. If, during the term of the Agreement, the Company terminates Mr. Rubio’s employment without “cause” or if he terminates his employment with “good reason” (each as defined in the Amended Rubio Agreement), then, subject to his execution and non-revocation of a general release of claims against the Company, any unvested portion of the Second Rubio Grant will automatically vest in full.

Restrictive Covenants. The Amended Rubio Agreement contains certain restrictive covenants that apply during and after his employment, including an agreement to not disclose confidential information and, for a one-year period following his termination of employment for any reason, non-competition and non-solicitation agreements.

In addition, as Tidewater’s principal accounting officer, Mr. Rubio is expected to enter into the Indemnification Agreement. The foregoing description of each of the Amended Rubio Agreement and the Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the relevant agreement, a copy of each of which is attached to, and is incorporated by reference into, this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1*	Amended and Restated Employment Agreement with Quintin V. Kneen, dated and effective December 28, 2018.
10.2	Form of Change of Control Agreement (incorporated by reference herein to Exhibit 10.1 to Tidewater’s Current Report on Form 8-K on December 19, 2017, File No. 1-6311).
10.3	Form of Indemnification Agreement with Directors, Executive Officers, and Principal Accounting Officer (incorporated by reference herein to Exhibit 10 to Tidewater’s Current Report on Form 8-K on August 12, 2015, File No. 1-6311).
10.4*	Separation Agreement with Quinn P. Fanning, effective December 28, 2018.
10.5*	Amended and Restated Employment Agreement with Samuel R. Rubio, dated and effective December 28, 2018.

*Filed with this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIDEWATER INC.

By:	/s/ Bruce D. Lundstrom
Bruce D. Lundstrom
Executive Vice President, General Counsel and Secretary

Date: January 4, 2019